Exhibit 99



                                F & M BANK CORP.
                                 Timberville, VA

FOR IMMEDIATE RELEASE                                  Contact: Julian D. Fisher
April 13, 1998                                                    (540) 896-8941

                    F & M Bank Corp. Announces Cash Dividend

         TIMBERVILLE, VA - F & M Bank Corp. (OTCBB: FMBM) has announced that the Company's Board of Directors has declared a 90-cent per share dividend payable on May 5, 1998 to shareholders of record as of April 24, 1998.
         This special dividend was declared in celebration of their 90th anniversary. The announcement was made at their annual meeting Saturday night at McGaheysville. The special dividend will be mailed along with the regular quarterly dividend of 29 cents per share on May 5, 1998.
         F & M Bank Corp., headquartered in Timberville, Virginia is the holding company for Farmers & Merchants Bank. Farmers & Merchants Bank, which began operations in 1908, has five offices in Timberville, Elkton, Broadway and Bridgewater Virginia.